# STRATUS®

Investor Presentation

March 25, 2022


FESTIVAL

**CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND REGULATION G DISCLOSURE**

This presentation contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to whether and when the sale of Block 21 will be completed, Stratus' estimated gains and net cash proceeds from the sale of Block 21 and potential uses of such proceeds, potential results of Stratus' Board of Directors (Board) and management's strategic planning process, the impacts of the COVID-19 pandemic, Stratus' ability to meet its future debt service and other cash obligations, future cash flows and liquidity, Stratus' expectations about the Austin and Texas real estate markets, the planning, financing, development, construction, completion and stabilization of Stratus' development projects, plans to sell, recapitalize, or refinance properties, future operational and financial performance, municipal utility district reimbursements for infrastructure costs, regulatory matters, leasing activities, tax rates, the impact of inflation and interest rate changes, future capital expenditures and financing plans, possible joint ventures, partnerships, or other strategic relationships, Stratus' projections with respect to its obligations under the master lease agreements entered into in connection with the 2017 sale of The Oaks at Lakeway, other plans and objectives of management for future operations and development projects, and future dividend payments and share repurchases. The words "anticipates," "may," "can," "plans," "believes," "potential," "estimates," "expects," "projects," "targets," "intends," "likely," "will," "should," "to be" and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements.

Under Stratus' Comerica Bank credit facility, Stratus is not permitted to repurchase its common stock in excess of $1.0 million or pay dividends on its common stock without Comerica Bank's prior written consent. The declaration of dividends or decision to repurchase Stratus' common stock is at the discretion of Stratus' Board, subject to restrictions under Stratus' Comerica Bank credit facility, and will depend on Stratus' financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the sale of Block 21, or result in the termination of the agreements to sell Block 21, the results of Stratus' Board and management's strategic planning process, the ongoing COVID-19 pandemic and any future major public health crisis, increases in inflation and interest rates, declines in the market value of Stratus' assets, increases in operating costs, including real estate taxes and the cost of building materials and labor, Stratus' ability to pay or refinance its debt or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, Stratus' ability to collect anticipated rental payments and close projected asset sales, the availability and terms of financing for development projects and other corporate purposes, Stratus' ability to enter into and maintain joint ventures, partnerships, or other strategic relationships, including risks associated with such joint ventures, Stratus' ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms its Board considers acceptable, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, Stratus' ability to obtain various entitlements and permits, a decrease in the demand for real estate in select markets in Texas where Stratus operates, changes in economic, market and business conditions, including as a result of the war in Ukraine, reductions in discretionary spending by consumers and businesses, competition from other real estate developers, the termination of sales contracts or letters of intent because of, among other factors, the failure of one or more closing conditions or market changes, Stratus' ability to secure qualifying tenants for the space subject to the master lease agreements entered into in connection with the 2017 sale of The Oaks at Lakeway and to assign such leases to the purchaser and remove the corresponding property from the master leases, the failure to attract customers or tenants for its developments or such customers' or tenants' failure to satisfy their purchase commitments or leasing obligations, changes in consumer preferences, industry risks, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups or local governments with respect to development projects, weather- and climate-related risks, loss of key personnel, environmental and litigation risks, cybersecurity incidents and other factors described in more detail under the heading "Risk Factors" in Stratus' Annual Report on Form 10-K for the year ended December 31, 2020 (Form 10-K), and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (Third Quarter 2021 Form 10-Q), each filed with the U.S. Securities and Exchange Commission (SEC), and in Stratus' subsequent filings with the SEC.

This presentation also includes Net Asset Value (NAV), and financial measures calculated by reference to NAV including after-tax NAV and after-tax NAV per share, which are not recognized under U.S. generally accepted accounting principles (GAAP). These measures are described on page 7 of this presentation. Stratus believes these measures can be helpful to investors in evaluating its business. These measures illustrate current embedded value in Stratus' real estate, which is carried on its GAAP balance sheet primarily at cost. Management uses these measures among others in evaluating progress on Stratus' active development plan. These measures are intended to be performance measures that should not be regarded as more meaningful than GAAP measures. Other companies may calculate these measures differently. As required by SEC Regulation G, a reconciliation of Stratus' total stockholders' equity in its consolidated balance sheet to after-tax NAV is included on pages 7 and 8 of this presentation. Stratus recommends that you read this presentation along with Stratus' Form 10-K, Third Quarter 2021 Form 10-Q, and subsequent reports filed with the SEC, which include Stratus' financial information presented in accordance with GAAP and which contain other important information about Stratus.

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

# Estimated Net Asset Value

As of 12/31/21

| | Property | Note | Use | Approved Entitlements | | | | | Ownership % | Value ($MMs except per share amounts) | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | Lots | Units | Square Feet | Rooms | Seats | | Carrying Value[A] | Gross Value[B] | NAV[C] | Tax Basis[D] | Built-In Gain[E] | 21% Corporate Tax[F] | NAV After Tax |
| 1 | **Substantially Completed Commercial Property** | | | | | | | | | | | | | | | |
| 2 | Block 21 | (G)(H) | MU | - | - | 56,643 | 251 | 3,100 | 100% | | | | | | | |
| 3 | Jones Crossing HEB (College Station) * | (B)(I)(J)(K) | MU | - | 275 | 258,867 | - | - | 100% | | | | | | | |
| 4 | Kingwood Place HEB * | (I)(J)(K)(L)(M) | MU | - | 275 | 151,855 | - | - | 62% | | | | | | | |
| 5 | Lantana Place * | (I)(M) | MU | - | 306 | 99,379 | - | - | 100% | | | | | | | |
| 6 | West Killeen Market HEB * | (I)(J)(M) | R | - | - | 44,493 | - | - | 100% | | | | | | | |
| 7 | **Total Completed Commercial Property** | | | - | **856** | **611,237** | **251** | **3,100** | | **238.0** | **446.7** | **202.9** | **268.5** | **178.1** | **(35.8)** | **167.1** |
| 8 | **Residential and Commercial Property for Sale** | | | | | | | | | | | | | | | |
| 9 | Amarra Lots (Barton Creek) ** | | SF | 2 | - | - | - | - | 100% | | | | | | | |
| 10 | Camino Real ** | (B) | MF | - | - | - | - | - | 100% | | | | | | | |
| 11 | Dessau Road ** | | SF | 1 | - | - | - | - | 100% | | | | | | | |
| 12 | Waller and Flores ** | | MF | - | 6 | - | - | - | 100% | | | | | | | |
| 13 | **Total Residential and Commercial Property for Sale** | | | **3** | **6** | - | - | - | | **3.1** | **8.1** | **8.1** | **3.4** | **4.6** | **(1.0)** | **7.1** |
| 14 | **Property Under Construction** | | | | | | | | | | | | | | | |
| 15 | Amarra Villas (Barton Creek) ** | (I)(J) | MF | - | 13 | - | - | - | 100% | | | | | | | |
| 16 | Magnolia Place HEB (Houston) * | (I)(J)(M) | MU | 194 | 500 | 34,582 | - | - | 100% | | | | | | | |
| 17 | Saint June (Amarra/Barton Creek) * | (J)(L) | MF | - | 182 | - | - | - | 37% | | | | | | | |
| 18 | **Total Property Under Construction** | | | **194** | **695** | **34,582** | - | - | | **37.5** | **59.4** | **37.2** | **38.8** | **20.6** | **(4.3)** | **32.9** |
| 19 | **Property Currently Undergoing Active Planning** | | | | | | | | | | | | | | | |
| 20 | Annie B ** | (L) | MF | - | 304 | 8,325 | - | - | 25% | | | | | | | |
| 21 | Barton Creek Section N Multifamily and Commercial ** | | MU | - | 1,412 | 1,560,810 | - | - | 100% | | | | | | | |
| 22 | Holden Hills (Barton Creek Section KLO) ** | | SF | 75 | 400 | - | - | - | 100% | | | | | | | |
| 23 | North Lamar ** | (B) | O | - | - | 7,285 | - | - | 100% | | | | | | | |
| 24 | Oaks at Lakeway Back Land ** | (K) | SF | 100 | - | - | - | - | 100% | | | | | | | |
| 25 | Saint George | (H)(L)(N) | MF | - | 317 | - | - | - | 10% | | | | | | | |
| 26 | **Total Property Currently Undergoing Active Planning** | | | **175** | **2,433** | **1,576,420** | - | - | | **129.3** | **206.2** | **170.7** | **144.0** | **62.1** | **(14.2)** | **156.4** |

# Estimated Net Asset Value

As of 12/31/21

| # | Property | Note | Use | Approved Entitlements | | | | | Ownership % | Value ($MMs except per share amounts) | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | Lots | Units | Square Feet | Rooms | Seats | | Carrying Value[A] | Gross Value[B] | NAV[C] | Tax Basis[D] | Built-in Gain[E] | 21% Corporate Tax[F] | NAV After Tax |
| 27 | **Property Held for Future Use** | | | | | | | | | | | | | | | |
| 28 | Barton Creek: Amarra Multifamily and Commercial ** | | MU | - | 14 | 83,081 | - | - | 100% | | | | | | | |
| 29 | Barton Creek Blvd./ SW Pkwy Residential (Travis Cook) ** | | SF | 1 | - | - | - | - | 100% | | | | | | | |
| 30 | Barton Creek Blvd./ Bee Cave Road Entry Corner ** | | MU | - | - | 5,000 | - | - | 100% | | | | | | | |
| 31 | Barton Creek Fazio Canyons 18th Green Lot ** | | SF | 1 | - | - | - | - | 100% | | | | | | | |
| 32 | Circle C: Tract 102 ** | | MF | - | 56 | - | - | - | 100% | | | | | | | |
| 33 | Circle C: Tract 110 ** | | O | - | - | 660,985 | - | - | 100% | | | | | | | |
| 34 | Lantana Office: Tract G04/G07 ** | | O | - | - | 160,000 | - | - | 100% | | | | | | | |
| | New Caney HEB ** | | MU | - | 275 | 145,000 | - | - | 100% | | | | | | | |
| 35 | **Total Property Held for Future Use** | | | **2** | **345** | **1,054,066** | - | - | | **24.4** | **58.1** | **53.6** | **28.0** | **30.1** | **(6.3)** | **47.2** |
| 36 | **Other Assets and Liabilities** | | | | | | | | | | | | | | | |
| 37 | Other Non-Real Estate Assets | (H)(O) | | - | - | - | - | - | 100% | | | | | | | |
| 38 | Cash | (H) | | - | - | - | - | - | 100% | | | | | | | |
| 39 | MUD Reimbursables | (H) | | - | - | - | - | - | 100% | | | | | | | |
| 40 | Other Liabilities and Corporate Debt | (P) | | - | - | - | - | - | 100% | | | | | | | |
| 41 | **Total Other Assets** | | | - | - | - | - | - | | **66.8** | **67.4** | **(1.7)** | **66.8** | **0.6** | **(0.1)** | **(1.8)** |
| 42 | **Grand Total** | | | **374** | **4,335** | **3,276,305** | **251** | **3,100** | | **$ 499.0** | **$ 845.8** | **$ 470.7** | **$ 549.6** | **$ 296.2** | **$ (61.8)** | **$ 408.9** |
| 43 | **Shares Outstanding (Diluted)** | (Q) | | | | | | | | **8.381** | | | | | | |
| 44 | **Total Per Share** | | | | | | | | | **$ 59.54** | **$ 100.92** | **$ 56.17** | **$ 65.57** | **$ 35.34** | **$ (7.37)** | **$ 48.80** |

# Footnotes

**SF=Single-Family MF=Multi-Family O=Office R=Retail MU=Mixed Use**
**For * and **, see Page 9.**

(A) Carrying values as of December 31, 2021. For a discussion of risks related to our business and properties, including but not limited to risks associated with the evolving COVID-19 pandemic, see "Risk Factors" in our Form 10-K, Third Quarter 2021 Form 10-Q and subsequent SEC filings.

(B) Gross Value is equal to the appraised value for all assets where an appraisal was obtained. If an alternative valuation method is used, it is described in a corresponding footnote below. All appraisal reports are dated between 6/24/21 and 2/25/22. All appraisals were commissioned by third party lenders except Camino Real, North Lamar, and Jones Crossing. Camino Real and North Lamar are unencumbered. The Jones Crossing appraisal was commissioned by Stratus from the same appraiser used by the lender to underwrite the current loan.

(C) See "Cautionary Statement Regarding Forward-Looking Statements and Regulation G Disclosure." To calculate NAV, the principal amount of project debt reported under GAAP was subtracted from the Gross Value of the related project.

(D) Tax basis represents preliminary carrying values for income tax purposes as of December 31, 2021, and are subject to change until the 2021 federal tax return is filed.

(E) Built-in gain represents the excess of Gross Value over the Tax Basis for each asset.

(F) The estimated after-tax NAV as of December 31, 2021 was calculated using the federal tax rate of 21% effective as of that date.

(G) At December 31, 2021, Block 21 was under contract to be sold for $260 million and the Gross Value was equal to the contract price less a potential $5 million adjustment for a credit to the buyer.

(H) No third-party appraisal was obtained.

(I) The estimated value of the profit participation incentive plan awards was deducted from the NAV and NAV After Tax.

(J) To estimate the value of West Killeen Market HEB, Magnolia Place HEB (Houston), Amarra Villas (Barton Creek), Kingwood Place HEB, Saint June (Amarra/Barton Creek), and Jones Crossing HEB (College Station), we used the appraised value of the property as stabilized, as determined by an independent third-party appraisal firm, and subtracted our estimated cost to complete, including leasing costs for stabilized retail projects.

(K) The net value and corporate tax attributable to estimated HEB profits interests was deducted from the NAV and NAV After Tax.

(L) The estimated value attributable to third party ownership was deducted from the NAV and NAV After Tax.

(M) The appraisals for Kingwood Place HEB, Lantana Place, Magnolia Place HEB (Houston), and West Killeen Market HEB use primarily an income capitalization approach for the retail components and primarily a sales comparison approach for the other components.

(N) To estimate the value of Saint George the book basis under GAAP was used.

(O) Includes restricted cash, accounts receivable, deposits and prepaids.

(P) Includes accounts payable, accrued liabilities, accrued property tax, deposits, other liabilities, corporate revolver and $0.2 million remaining on the PPP loan. The corporate revolver is secured by all properties without project debt except North Lamar, Camino Real, and Saint George. In the NAV calculations as of December 31, 2020 and before, Other Liabilities and Corporate Debt were allocated to all properties without project debt.

(Q) Includes 8.245 million shares of Stratus common stock outstanding and 0.136 million outstanding restricted stock units as of December 31, 2021.

# Debt Detail

Debt as of 12/31/2021

($ millions)

| | | Commitment | Outstanding [1] | % | % of TAV | Rate | Type |
|---|---|---|---|---|---|---|---|
| Recourse | | | | | | | |
| **Construction/Land Acquisition** | | | | | | | |
| Amarra Residential | Comerica | $15.0 | $1.6 | 0.7% | 0.2% | 3.15% | Float |
| West Killeen Market HEB | Southside Bank | $9.9 | $6.1 | 2.5% | 0.7% | 3.00% | Float |
| Kingwood Place HEB | Comerica | $35.4 | $32.4 | 13.2% | 3.8% | 2.65% | Float |
| Lantana Place | Southside Bank | $26.3 | $22.2 | 9.0% | 2.6% | 3.00% | Float |
| New Caney HEB | Texas Capital Bank | $5.0 | $4.5 | 1.8% | 0.5% | 3.15% | Float |
| Magnolia Place | Veritex Bank | $14.8 | $2.4 | 1.0% | 0.3% | 3.50% | Float |
| Annie B | Comerica | $14.0 | $14.0 | 5.7% | 1.7% | 3.50% | Float |
| Total Construction/Land Acquisition | | $120.5 | $83.2 | 33.9% | 9.8% | 2.98% | |
| **Revolver** | | | | | | | |
| Revolver | Comerica | $60.0 | $0.0 | 0.0% | 0.0% | 5.00% | Float |
| Total Revolver | | $60.0 | $0.0 | 0.0% | 0.0% | 5.00% | |
| Total Recourse | | $180.5 | $83.2 | 33.9% | 9.8% | 2.98% | |
| Non-Recourse | | | | | | | |
| Block 21 [1] | Goldman Sachs | $150.0 | $137.2 | 56.0% | 16.2% | 5.58% | Fixed |
| Jones Crossing HEB (College Station) | Regions Bank | $36.8 | $24.5 | 10.0% | 2.9% | 2.40% | Float |
| PPP | Texas Capital Bank | $4.0 | $0.2 | 0.1% | 0.0% | 1.00% | Fixed |
| Total Non-Recourse | | $190.7 | $161.9 | 66.1% | 19.1% | 5.09% | |
| Total Debt [1] | | $371.2 | $245.1 | 100.0% | 29.0% | 4.38% | |
| Total Asset Value (TAV) [2] | | $845.8 | $845.8 | | | | |
| Recourse Debt, Construction, Revolver / Total Asset Value | | 21.3% | 9.8% | 33.9% | | | |
| Non-Recourse Debt / Total Asset Value | | 22.6% | 19.1% | 66.1% | | | |
| Total Debt / Total Asset Value | | 43.9% | 29.0% | | | | |
| Fixed Rate Debt | | $154.0 | $137.4 | 56.1% | 16.2% | 5.57% | |
| Floating Rate Debt | | $217.2 | $107.7 | 43.9% | 12.7% | 2.84% | |

(1) Outstanding Total Debt represents the principal amounts of debt outstanding as of December 31, 2021.
The original debt amount for Block 21 was $150 million and amounts paid down cannot be reborrowed.

(2) Total Asset Value is the Grand Total (line 42) of the Gross Value column on page 4.

STRATUS®

# GAAP Reconciliation

After-tax NAV estimates the market value of Stratus' assets (gross value) and subtracts the book value of Stratus' total liabilities reported under GAAP (excluding deferred financing costs presented in debt), value attributable to third party owners, estimated H-E-B, LP (H-E-B) profits interests and Profit Participation Incentive Plan awards, and estimated income taxes computed on the difference between the estimated market values and the tax basis of the assets. Stratus also presents the non-GAAP measure after-tax NAV per share, which is after-tax NAV divided by shares of its common stock outstanding as of December 31, 2021, plus all outstanding restricted stock units. The computation of Stratus' after-tax NAV uses third-party appraisals conducted by independent appraisal firms, which were primarily retained by Stratus' lenders as required under its financing arrangements. The appraisal firms represent in their reports that they employ certified appraisers with local knowledge and expertise who are Members of the Appraisal Institute (MAI) certified by the Appraisal Institute and/or state certified as a Certified General Real Estate Appraiser. Each appraisal states that it is prepared in conformity with the Uniform Standards of Professional Appraisal Practice and utilizes at least one of the following three approaches to value:

1. the cost approach, which establishes value by estimating the current costs of reproducing the improvements (less loss in value from depreciation) and adding land value to it;
2. the income capitalization approach, which establishes value based on the capitalization of the subject property's net operating income; and/or
3. the sales comparison approach, which establishes value indicated by recent sales of comparable properties in the market place.

One or more of the approaches may be selected by the appraiser depending on its applicability to the property being appraised. To the extent more than one approach is used, the appraiser performs a reconciliation of the indicated values to determine a final opinion of value for the subject property. Significant professional judgment is exercised by the appraiser in determining which inputs are used, which approaches to select, and the weight given to each selected approach in determining a final opinion as to the appraised value of the subject property.

Stratus is a diversified real estate company and its portfolio of real estate assets includes commercial, hotel, and entertainment properties, as well as multi-family and single-family residential real estate properties. Consequently, each appraisal is unique and certain factors reviewed and evaluated in each appraisal may be particular to the nature of the property being appraised. However, in performing their analyses, the appraisers generally (i) performed site visits to the properties, (ii) performed independent inspections and/or surveys of the market area and neighborhood, (iii) performed a highest and best use analysis, (iv) reviewed property-level information, including, but not limited to, ownership history, location, availability of utilities, topography, land improvements and zoning, and (v) reviewed information from a variety of sources about regional market data and trends applicable to the property being appraised. Depending on the valuation approach utilized, the appraisers may have used one or more of the following: the recent sales prices of comparable properties; market rents for comparable properties; operating and/ or holding costs of comparable properties; and market capitalization and discount rates. Our value as of December 31, 2021 for Block 21 is based on the price in the sales contract, not appraised values.

The appraisals of the specified properties are as of the dates so indicated, and the appraised value may be different if prepared as of a current date. As noted above, the appraisers utilize significant professional judgment in determining the appraisal methodology best suited to a particular property and the weight afforded to the various inputs considered, which could vary depending on the appraiser's evaluation of the property being appraised. Moreover, the opinions expressed in the appraisals are based on estimates and forecasts that are prospective in nature and subject to certain risks and uncertainties. Events may occur that could cause the performance of the properties to materially differ from the estimates utilized by the appraiser, such as changes in the economy, interest rates, capitalization rates, the financial strength of certain tenants, and the behavior of investors, lenders and consumers. Additionally, in some situations, the opinions and forecasts utilized by the appraiser may be partly based on information obtained from third party sources, which information neither Stratus nor the appraiser verifies. Stratus reviews the appraisals to confirm that the information provided by Stratus to the appraiser is accurately reflected in the appraisal, but Stratus does not validate the methodologies, inputs and professional judgment utilized by the certified appraiser.

# GAAP Reconciliation

The appraised values may not represent fair value, as defined under GAAP. After-tax NAV and after-tax NAV per share may not be equivalent to the enterprise value of Stratus or an appropriate trading price for its common stock for many reasons, including but not limited to the following: (1) income taxes included may not reflect the actual tax amounts that will be due upon the ultimate disposition of the assets; (2) components were calculated as of the dates specified and calculations as of different dates are likely to produce different results; (3) opinions are likely to differ regarding appropriate capitalization rates; and (4) a buyer may pay more or less for Stratus or its real estate assets as a whole than for the sum of the components used to calculate after-tax NAV. Accordingly, after-tax NAV per share is not a representation or guarantee that Stratus' common stock will or should trade at this amount, that a stockholder would be able to realize this amount in selling Stratus' shares, that a third party would offer the after-tax NAV per share in an offer to purchase all or substantially all of Stratus' common stock, or that a stockholder would receive distributions per share equal to the after-tax NAV per share upon Stratus' liquidation. Investors should not rely on the after-tax NAV per share as being an accurate measure of the current fair market value of Stratus' common stock. Management strongly encourages investors to review Stratus' consolidated financial statements and publicly filed reports in their entirety.

Below is a reconciliation of Stratus' total stockholder's equity, the most comparable GAAP measure, to after-tax NAV.

**Stratus Properties Inc.**
**Reconciliation of Total Stockholders' Equity to Net Asset Value After Tax**
**December 31, 2021**
**(In millions)**

| | |
|---|---|
| Total stockholders' equity | $ 158.1 |
| Less: Total assets | (541.2) |
| Add: Noncontrolling interests in subsidiaries | 50.5 |
| Total liabilities | (332.6) |
| Add: Gross value of assets | 845.8 |
| Lease liabilities | 14.0 |
| Less: Deferred financing costs presented in liabilities | (1.7) |
| 21% Corporate Tax on Built-in Gain | (61.8) |
| Value attribuable to third party ownership | (51.4) |
| Estimated HEB profits interests and profit participation incentive plan awards | (3.3) |
| After-tax NAV | $ 408.9 |

# Key Appraisal Inputs

| | Range In Values | Weighted Average |
|---|---|---|
| *** Projects Appraised Primarily Using Income Capitalization Approach** | | |
| Terminal Capitalization Rate | 3.75% to 7.25% | 6.25% |
| Discount Rate | 6.00% to 8.00% | 6.45% |
| **** Projects Appraised Primarily Using Sales Comparison Approach** | | |
| Value per Land Square Foot | $2.19 to $118.49 | $7.50 |
| Value per Entitled Commercial Square Foot | $23.40 to $58.02 | $30.81 |
| Value per Residential Square Foot | $327 to $683 | $536 |
| Value per Entitled Multifamily Unit | $21,542 to $733,333 | $41,314 |
| Value per Residential Lot | $84,507 to $5,000,000 | $180,000 |

# Sensitivity Analysis

| | Total After-Tax NAV ($MMs) | Increase or (Decrease) in Estimated 12/31/21 After-Tax NAV ($MMs) | After-Tax NAV Per Share | Increase or (Decrease) in Estimated 12/31/21 After-Tax NAV Per Share |
|---|---|---|---|---|
| Estimated After-Tax NAV at 12/31/21 | $408.9 | N/A | $48.80 | N/A |
| After-Tax NAV with 10% Increase in Estimated Gross Value of Each Specified Property | $469.5 | $60.5 | $56.02 | $7.22 |
| After-Tax NAV with 10% Decrease in Estimated Gross Value of Each Specified Property | $348.4 | ($60.5) | $41.57 | ($7.23) |